As filed with the Securities and Exchange Commission on September 29, 1998

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------
                                  SEITEL, INC.
             (Exact name of registrant as specified in its charter)
       Delaware                                           76-0025431
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)
                              50 Briar Hollow Lane
                              7th Floor, West Bldg.
                              Houston, Texas 77027
    (Address of registrant's principal executive offices, including zip code)

                 1993 SEITEL, INC. INCENTIVE STOCK OPTION PLAN,
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN,
                               EXECUTIVE WARRANTS,
                               DEPARTURE WARRANTS
                                       and
                               EMPLOYMENT WARRANTS
                              (Full Title of Plan)
                           ---------------------------

                                  PAUL A. FRAME
                      President and Chief Executive Officer
                                  Seitel, Inc.
                   50 Briar Hollow Lane, 7th Floor, West Bldg.
                              Houston, Texas 77027
                                 (713) 881-8900
              (Name and address, including zip code, and telephone
               number, including area code, of registrant's agent
                                  for service)

                                    Copy to:

                               William Mark Young
                        Gardere Wynne Sewell & Riggs, LLP
                               333 Clay, Suite 800
                              Houston, Texas 77002
                    Phone (713) 308-5500, Fax: (713) 308-5555

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
       Title of each class                                 Proposed maximum      Proposed maximum        Amount of
       of securities to be             Amount to be         offering price      aggregate offering    registration
           registered                 registered(1)<F1>      per share(2)<F2>        price(2)<F2>        fee(2)<F2>
--------------------------------------------------------------------------------------------------------------------

  Common Stock, $.01 par value       3,218,483 shares          $11.344             $36,510,471          $10,775

====================================================================================================================

1.<F1>Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of Common Stock to be offered or issued pursuant to the applicable plans and warrants to prevent dilution as a result of future stock splits, stock dividends or similar transactions.
2.<F2>Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on September 25, 1998, as reported on The New York Stock Exchange.

===================================================================================================================

EXPLANATORY NOTE

This Registration Statement contains two parts: the first part contains a Prospectus on Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Stockholders listed, from time to time, in the Prospectus of shares of Common Stock of the Company to be issued upon exercise of options granted under the Company's 1993 Incentive Stock Option Plan and upon exercise of the Executive Warrants.

The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

Pursuant to Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission, as such information will be sent or given to each employee participant in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). This information and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS                        SEITEL, INC.
(Form S-3)
                                2,931,103 Shares
                                  Common Stock
                           ($.01 Par Value Per Share)


                        1993 INCENTIVE STOCK OPTION PLAN
                               EXECUTIVE WARRANTS
                               EMPLOYMENT WARRANTS


This Prospectus is being used in connection with the offering, from time to time, by certain stockholders (the "Selling Stockholders") of Seitel, Inc. (the "Company") of shares of common stock, $.01 par value per share (the "Common Stock") which may be acquired upon exercise of options granted under the 1993 Incentive Stock Option Plan (the "Option Plan"), upon exercise of certain warrants (the "Executive Warrants") granted to the Selling Stockholders as part of the Company's 1997 Executive Compensation Plan (the "Executive Compensation Plan"), and upon exercise of certain warrants (the "Employment Warrants") granted to a Selling Stockholder in connection with his employment by the Company.

The securities being registered hereby (the "Securities") may be sold, from time to time, by the Selling Stockholders, directly or indirectly, through agents designated from time to time, in one or more open market transactions, including block trades, on the New York Stock Exchange, in privately negotiated transactions, or in a combination of such methods of sale. Such sales may be made through dealers or underwriters to be designated, on terms to be determined at the time of sale, or at prices and at terms then prevailing or at prices related to the then current market price. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. To the extent required, the specific securities sold, the name of the Selling Stockholders, the purchase price, public offering price, name of any such agent, dealer or underwriter, and any applicable discount or commission with respect to a particular offer will be set forth by supplement to this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, but will receive the aggregate exercise price of warrants exercised under the Option Plan, the Executive Warrants and the Employment Warrants. The Company's Common Stock is presently listed on the New York Stock Exchange under the symbol "SEI." The closing price for the Common Stock on the New York Stock Exchange on September 25, 1998, was $11.50.

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR CERTAIN
                MATTERS TO BE CONSIDERED BY PROSPECTIVE INVESTORS
                           ---------------------------

               The date of this Prospectus is September 29, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                           ---------------------------

No person is authorized in connection with the offering made by this Prospectus to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this Prospectus or any sale made under this Prospectus shall, under any circumstance, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                           ---------------------------

                              AVAILABLE INFORMATION

Seitel, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and information may be inspected and copied at the aforementioned public reference facility and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Additional information concerning the securities offered hereby is to be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Commission's office in Washington, D.C.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company incorporates by reference into this Prospectus the following documents and portions of documents:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A dated April 28, 1998, as filed with the Commission on April 29, 1998 and by Form 10-K/A dated June 10, 1998, as filed with the Commission on June 12, 1998.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1998.

     3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the respective dates of filing of such documents. Any statement contained herein, or in a document incorporated or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all other documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents. Requests should be directed to Debra D. Valice, Seitel, Inc., 50 Briar Hollow Lane, West Building, 7th Floor, Houston, Texas 77027 (telephone: (713) 881-8900).

                                  RISK FACTORS

Prospective purchasers of the Common Stock should carefully consider, in addition to the other information contained in this Prospectus and any accompanying Prospectus Supplement, the following risk factors.

Competition. Competition in the seismic data licensing industry and in the oil and gas exploration and production industry is intense. A number of independent oil-service companies create and market seismic data, and numerous oil and gas companies create seismic data and maintain their own seismic data banks. Due to difficult industry conditions in recent years, the number of independent seismic companies has decreased, and oil and gas companies have acquired an increasing portion of their seismic data from outside sources, including the Company. In the oil and gas exploration and production business, there are numerous oil and gas companies competing for the acquisition of mineral properties. Although the Company has significant operating history in its seismic data licensing operations, it has limited operating history in oil and gas exploration. Some of the Company's competitors have longer operating histories, greater financial resources and larger sales volumes than the Company. Although the Company believes that its fully-integrated seismic resources and technical, geophysical and marketing expertise will allow it to compete effectively in both the seismic data industry and the oil and gas exploration and development industry, there can be no assurance that this will be the case.

Industry Conditions. Demand for the Company's seismic data depends primarily upon the level of spending by oil and gas companies for exploration, production and development activities. These spending levels tend to increase and decrease with increases and decreases in the commodity prices for oil and gas, so that demand for the Company's seismic data is affected to some degree by market prices for natural gas and crude oil, which have historically been very volatile. Revenues generated by the Company's oil and gas exploration and development business increase and decrease with increases and decreases in the market prices of oil and gas. A substantial or extended decline in oil and gas prices could have a material adverse effect on the Company's financial position. In addition, if oil and gas prices decrease materially, the Company may be unable to find partners willing to pay the relatively high costs of exploration and development and grant the Company an interest in production in exchange for seismic data. Further, as high quality 3D data becomes more widely available from other sources, the Company may be unable to obtain the same level of working interests in oil and gas properties in exchange for use of its 3D data. Also, other factors beyond the Company's control may affect its oil and gas operations. These factors include the level of supply of natural gas and oil, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. See also "Compliance with Governmental Regulations."

Operating Risks. The Company's oil and gas operations are subject to hazards incident to the drilling of oil and gas wells, such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, or other environmental risks, as well as to the risk that no commercially productive natural gas or oil reserves will be encountered. Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. In addition, the cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. These risks are typically shared by the Company and its petroleum company partners. The Company also seeks to reduce dry hole risks by utilizing 3D seismic data, where deemed appropriate, to assist in the determination of where to drill. However, since the Company does not act as operator in its oil and gas drilling business, it is dependent upon its petroleum company partners to conduct operations in a manner so as to minimize these operating risks. In accordance with industry practice, the Company maintains insurance against some, but not all, of these operating risks. There can be no assurance that adequate insurance will be available in the future, or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable. As a result of the risks inherent in oil and gas operations, there can be no assurance as to the success of the Company's oil and gas exploration, development and production activities.

Holding Company Structure. The Company has no operations or significant assets other than through its ownership of the capital stock of its subsidiaries. Dividends and other permitted payments from such subsidiaries will be the primary source of funds to pay dividends on the Common Stock. The rights of the Company and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

Dependence on Key Personnel. The Company's operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on the Company. The Company utilizes equity ownership and other incentives to attract and retain its employees. In addition, the Company's President and Chief Executive Officer, Paul A. Frame, Executive Vice President and Chief Operating Officer, Horace A. Calvert, and Senior Vice President-Finance and Chief Financial Officer, Debra D. Valice, all have employment agreements with the Company.

Geographic Concentration of Operations. Most of the Company's seismic data in its seismic data library, as well as most of the Company's existing interests in oil and gas properties, are located along the coast and offshore in the U.S. Gulf of Mexico. Because of this concentration, any regional events that increase costs, reduce availability of equipment or supplies, reduce demand or limit production will impact the Company more adversely than if the Company were more geographically diversified.

Compliance with Governmental Regulations. The oil and gas industry in general is subject to extensive governmental regulation, which may be changed from time to time in response to economic or political conditions. In particular, oil and gas exploration and production is subject to federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by well or proration unit, and other similar regulations. State and federal regulations generally are intended to prevent waste of natural gas and oil, protect rights to produce natural gas and oil between owners in a common reservoir, control the amount of natural gas and oil produced by assigning allowable rates of production and control contamination of the environment. Also, the Company believes that the trend toward more expansive and stricter environmental laws and regulations will continue. The implementation of new, or the modification of existing, laws or regulations affecting the oil and gas industry could have a material adverse impact on the Company.

Shares Eligible for Future Sale. No prediction can be made as to the effect, if any, that future sales of shares of the Company's capital stock, or the availability of shares of capital stock for future sale will have on the market price of such stock prevailing from time to time. Almost all of the approximately 4.6 million shares of Common Stock currently held by or issuable pursuant to options, warrants and other rights granted prior to the date hereof and exercisable within 60 days of the date hereof to the Company's directors and executive officers are eligible for sale currently or immediately upon exercise. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This  Prospectus  includes  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements regarding the Company's financial position, business strategy, budgets, plans and objectives of management for future operations are forward-looking statements. The words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may," "predict" and similar terms and phrases are intended to identify forward-looking statements. These statements involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this Prospectus. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

                                   THE COMPANY

The Company and its subsidiaries, located in Houston, Texas, are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. The Company has evolved into a diversified energy concern with several niche operations, including one of the largest independent seismic data libraries in the United States; three-dimensional seismic data processing and interpretation technology; and direct participation in exploration, development and ownership of natural gas and crude oil reserves.

Since its inception in 1982, the Company has been engaged in the development of a proprietary library of seismic data, created by both the Company and others. The Company's seismic data library is owned and marketed by Seitel Data, Ltd., a Texas limited partnership of which wholly-owned Seitel subsidiaries constitute all of the limited and general partners. Seitel Data, Ltd. markets the data library, which consists of both two-dimensional ("2D") and three-dimensional ("3D") data, to oil and gas companies under license agreements. Seismic surveys and the analysis of seismic data for the identification and definition of underground geological structures are principal techniques used in oil and gas exploration and development to determine the existence and location of subsurface hydrocarbons.

The Company's integrated seismic data operations include its large 2D and 3D seismic library, its seismic data processing center and computer software, and the Company's geophysical application experience in interpreting 3D data.

In March 1993, the Company formed DDD Energy, Inc. ("DDD Energy"), a wholly-owned subsidiary, to participate directly in petroleum exploration, development and ownership of hydrocarbon reserves through cost and revenue sharing relationships with oil and gas producers. The Company's objective is to participate through DDD Energy in exploration and development programs which combine the Company's 3D and 2D seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers.

                                 USE OF PROCEEDS

The Company will not receive any part of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Company will, however, receive the exercise price of options granted under the Option Plan, the Executive Warrants and the Employment Warrants upon exercise thereof, which options and warrants must be exercised before the Selling Stockholders can sell the shares offered hereunder. The exercise price of the Executive Warrants is $20.50 per share. The exercise price of the 915,064 options previously granted under the amendments to the Option Plan to which this prospectus relates range from $17.1875 per share to $21.50 per share, and the exercise price of the 784,936 options that may be granted in the future under the amendments to the Option Plan to which this prospectus relates will determined at the time of grant of such options. The Exercise Price of 81,103 of the Employment Warrants is $15.875, and the exercise price of the remaining 150,000 Employment Warrants will be determined at the time certain criteria are met. The Company intends to use the proceeds from the exercise of such options and warrants for general corporate purposes.

                COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

This Prospectus covers offers, from time to time, of a total of 2,931,103 shares of Common Stock held or to be held by the employees of the Company pursuant to the Company's (i) recently adopted amendments to the Option Plan, under which amendments an additional 1,700,000 shares, which are registered hereunder, have been reserved for issuance to employees of the Company upon exercise of options granted under the Option Plan, (ii) Executive Warrants granted under the Company's recently adopted Executive Compensation Plan, pursuant to which certain officers and directors may purchase up to 1,000,000 shares of Common Stock, and (iii) Employment Warrants, pursuant to which up to 231,103 shares of Common Stock may be purchased.

                              SELLING STOCKHOLDERS

1993 Incentive Stock Option Plan. As originally adopted in 1993, the Option Plan provided for the Company to grant options to purchase up to 295,000 shares of the Company's Common Stock. These 295,000 shares have previously been registered on a Registration Statement on Form S-8, Registration No. 33-78560, filed with the Commission on May 5, 1994. Effective May 12, 1995, the Company amended the Option Plan to increase the number of shares for which options could be granted under the Option Plan by 405,000 shares. These additional 405,000 shares have previously been registered on a Registration Statement on Form S-8, Registration No. 333-01271, filed with the Commission on February 28, 1996. Effective April 22, 1996, the Company further amended the Option Plan to increase the number of shares for which options could be granted under the Option Plan by an additional 450,000 shares. These additional 450,000 shares have previously been registered on a Registration Statement on Form S-8, Registration No. 333-12549, filed with the Commission on September 24, 1996. Effective November 20, 1997, the Company further amended the Option Plan to increase the number of shares for which options could be granted under the Option Plan by an additional 850,000 shares so that options to purchase up to an aggregate of 2,000,000 shares of Common Stock of the Company could be granted under the Option Plan. The Company also declared a two-for-one stock split in the form of a stock dividend for all shares of stock outstanding on December 3, 1997. As a result, the additional 850,000 shares have become 1,700,000 shares, and the total number of shares that can be issued upon exercise of options granted under the Option Plan is 4,000,000 shares. This Prospectus may be used by employees of the Company who are deemed to be affiliates of the Company under the Securities Act for the resale of any of such 1,700,000 shares of Common Stock issued to them upon exercise of options granted under the Option Plan. As of the date hereof, options to purchase 915,064 shares have been granted pursuant to this most recent amendment to the Option Plan to employees who may be considered affiliates of the Company. Set forth below is the name of each Selling
Stockholder, the number of shares of Common Stock owned of record by each Selling Stockholder as of the date of this Prospectus, the number of shares of Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus, and the number of shares of Common Stock and percentage of the class of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the Shares registered hereunder may be offered for sale by the Selling Stockholders from time to time. If and when any of the remaining 784,936 shares of Common Stock are issued upon exercise of additional options granted under the Option Plan and are sought to be offered for resale by the Selling Stockholders, the number of shares of Common Stock beneficially owned by each Selling Stockholder, the number of shares acquired upon exercise of such options granted under the Option Plan and the number of shares offered for resale pursuant to this Prospectus will be indicated by Prospectus Supplement.

Executive Warrants. This Prospectus may be used by officers and directors of the Company for the resale of up to 1,000,000 shares of Common Stock to be issued to them upon exercise of the Executive Warrants granted under the Executive Compensation Plan. Set forth below is the name of each Selling Stockholder, the number of shares of Common Stock owned of record by each Selling Stockholder as of the date of this Prospectus, the number of shares of Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus, and the number of shares of Common Stock and percentage of the class of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the Shares registered hereunder may be offered for sale by the Selling Stockholders from time to time.

Employment Warrants. This Prospectus may be used by an officer of the Company for the resale of up to 231,103 shares of Common Stock issuable upon exercise of the Employment Warrants. Set forth below is the name of such Selling Stockholder, the number of shares of Common Stock owned of record by such Selling Stockholder as of the date of this Prospectus, the number of shares of Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus, and the number of shares of Common Stock and percentage of the class of Common Stock to be owned by such Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the Shares registered hereunder may be offered for sale by the Selling Stockholder from time to time.


                                                                      SELLING STOCKHOLDERS

         Selling Stockholder           Shares Owned Prior   Shares Registered     Shares Owned        Percent of
                                       to the Offering(1)<F2>   Hereunder           After the      Class After the
                                                                                   Offering(2)<F3>   Offering(2)<F3>
------------------------------------- --------------------- ------------------- ------------------ -----------------

Paul A. Frame,                             1,636,919            600,360(3)<F4>      1,036,559            4.4%
President, Chief Executive Officer
and Director

Horace A. Calvert,                         1,425,349            465,380(4)<F5>       959,969             4.1%
Executive Vice President, Chief
Operating Officer and Director

Herbert M. Pearlman,                       1,006,105            438,456(5)<F6>       567,649             2.5%
Chairman of the Board

David S. Lawi,                              642,485             338,456(6)<F7>       304,029             1.3%
Director

Russell Hoffman,                            231,103              231,103(7)<F8>         0                 *<F1>
Vice President of Corporate
Communications

Debra D. Valice,                            223,477             72,412(8)<F9>        151,065              *<F1>
Executive Vice President, Chief
Financial Officer and Director

*<F1>     Less than 1.0%

(1)<F2> Assuming exercise of options and warrants exercisable within 60 days of the date hereof and of all options and warrants pursuant to which the shares registered hereunder may be acquired by the Selling Stockholders and no other disposition or acquisition of Common Stock.

(2)<F3> Assuming no other disposition or acquisition of Common Stock and all Shares included herein are sold.

(3)<F4> Includes 100,360 shares and 500,000 shares, respectively, issuable upon exercise of options under the 1993 Option Plan and Executive Warrants. The exercise prices of the options range from $19.50 to $21.50 per share, and the exercise price of the warrants is $20.50 per share.

(4)<F5> Includes 265,380 shares and 200,000 shares, respectively, issuable upon exercise of options under the 1993 Option Plan and Executive Warrants. The exercise prices of the options range from $17.1875 to $20.50 per share, and the exercise price of the warrants is $20.50 per share.

(5)<F6> Includes 238,456 shares and 200,000 shares, respectively, issuable upon exercise of options under the 1993 Option Plan and Executive Warrants. The exercise prices of the options range from $20.00 to $21.50 per share, and the exercise price of the warrants is $20.50 per share.

(6)<F7> Includes 238,456 shares and 100,000 shares, respectively, issuable upon exercise of options under the 1993 Option Plan and Executive Warrants. The exercise prices of the options range from $20.00 to $21.50 per share, and the exercise price of the warrants is $20.50 per share.

(7)<F8> Includes 231,103 shares issuable upon exercise of the Employment Warrants. The exercise price of 81,103 of these warrants is $15.875 per share, and the exercise price of the remaining 150,000 warrants will be determined upon the satisfaction of certain criteria.

(8)<F9> Includes 72,412 shares issuable upon exercise of options under the 1993 Option Plan at an exercise price of $20.00 per share.

                              PLAN OF DISTRIBUTION

All Securities covered by this Prospectus are being offered for the accounts of the Selling Stockholders. The Securities may be sold, from time to time, in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, at terms then prevailing or at prices related to the then current market price or at negotiated prices. The Securities may be sold in one or more open market transactions on the New York Stock Exchange or in privately negotiated transactions. The Securities may be sold by various methods, including, but not limited to, one or more of the following: a block trade in which the broker or dealer so engaged will attempt to sell Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this Prospectus, a transaction on the New York Stock Exchange in accordance with the rules of such exchange, and ordinary brokers transactions and transactions in which the broker solicits the purchasers. Alternatively, the Selling Stockholder may from time to time offer the securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders and/or purchasers of Securities for whom they act as agents. In addition, any of the Securities which qualify for sale pursuant to Rule 144 under the Securities Act, or otherwise pursuant to an applicable exemption under the Securities Act, may be sold other than pursuant to this Prospectus.

The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Brokers or dealers acting in connection with the sale of the Securities contemplated by this Prospectus may receive commissions in connection therewith.

At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed which will identify the Selling Stockholders, identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which the Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities. The Company will pay all of the expenses incident to the registration and certain other expenses related to this offering of the Securities, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorneys' fees of Selling Stockholders' counsel.

The Company intends to require the Selling Stockholders to enter into indemnification agreements with the Company pursuant to which the Company will be indemnified against failure by the Selling Stockholders to deliver a Prospectus if required, as well as against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, incurred in connection with any untrue (or alleged untrue) statement of a material fact or omission of a material fact in this Registration Statement pursuant to an applicable Prospectus Supplement to the extent such liability relates to information supplied by the Selling Stockholder for inclusion in the Registration Statement pursuant to an applicable Prospectus Supplement.

In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

The validity of the Securities will be passed upon for the Company by Gardere Wynne Sewell & Riggs, L.L.P., Houston, Texas.

                                     EXPERTS

The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

The estimate of natural gas reserves contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, was obtained from reserve reports dated as of January 1, 1998 prepared by Miller and Lents, Ltd. and dated January 1, 1998 prepared by Forrest A. Garb & Associates, Inc., and are incorporated by reference herein in reliance upon the authority of said firms as experts in such matters.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference. The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A dated April 28, 1998, as filed with the Commission on April 29, 1998, and as amended by Form 10-K/A dated June 10, 1998, as filed with the Commission on June 12, 1998.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1998.

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

          4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4: Description of Securities. Not applicable.

Item 5: Interests of Named Experts and Counsel. Not applicable.

Item 6: Indemnification of Directors and Officers. Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrant's Bylaws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

Item 7: Exemption From Registration Claimed. [Not Applicable.]

Item 8: Exhibits:

     5.1 Opinion of Gardere Wynne Sewell & Riggs, L.L.P., legal counsel to the Company.*

     10.1 Form of Departure Warrant.*

     10.2 Form of Executive Warrant.*

     10.3 Employment Warrant for 81,103 shares of common stock.*

     10.4 Employment Warrant for 150,000 shares of common stock.*

     23.1 Consent of Arthur Andersen LLP.*

     23.2 Consent of Miller and Lents, Ltd.*

     23.3 Consent of Forrest A. Garb & Associates, Inc.*

     23.4 Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (included on Signature Page).

* filed herewith

Item 9: Undertakings. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of September, 1998.

                                  SEITEL, INC.

                                  BY:  /s/ Paul A. Frame
                                     -------------------------------------------
                                  PAUL A. FRAME, President, Chief Executive
                                  Officer and Director (principal
                                  executive officer)

                                  BY:  /s/ Debra D. Valice
                                     -------------------------------------------
                                  DEBRA D. VALICE, Executive Vice President of
                                  Finance, Chief Financial Officer and Director (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following individuals in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Paul A. Frame and Debra D. Valice true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 1998.

      Signature                                     Title
      ---------                                     -----

/s/ Herbert M. Pearlman            Chairman of the Board of Directors
------------------------
HERBERT M. PEARLMAN

/s/ Paul A. Frame                  President, Chief Executive Officer and
------------------------           Director
PAUL A. FRAME

/s/ Horace A. Calvert              Executive Vice President, Chief Operating
------------------------           Officer and Director
HORACE A. CALVERT

/s/ Debra D. Valice                Executive Vice President of Finance, Chief
------------------------           Financial Officer and Director
DEBRA D. VALICE

/s/ David S. Lawi                  Director
------------------------
DAVID S. LAWI

/s/ Walter M. Craig, Jr.           Director
------------------------
WALTER M. CRAIG, JR.

/s/ Fred S. Zeidman                Director
------------------------
FRED S. ZEIDMAN

/s/ John E. Stieglitz              Director
------------------------
JOHN E. STIEGLITZ

/s/ William Lerner                 Director
------------------------
WILLIAM LERNER

                                Index of Exhibits



  Exhibit                 Document                                        Page

     5.1  Opinion  of  Gardere  Wynne  Sewell & Riggs, L.L.P., legal       18
          counsel to the Company

     10.1 Form of Departure Warrant                                        20

     10.2 Form of Executive Warrant                                        26

     10.3 Employment Warrant for 81,103 shares of common stock             35

     10.4 Employment Warrant for 150,000 shares of common stock            49

     23.1 Consent of Arthur Andersen LLP                                   63

     23.2 Consent of Miller and Lents, Ltd.                                65

     23.3 Consent of Forrest A. Garb & Associates, Inc.                    67

     23.4 Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included on Signature Page).